UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2020

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On August 25, 2020, Aduro Biotech, Inc. (the “Company”) entered into a Sublease (the “Sublease”) with Perfect Day, Inc. (the “Subtenant”) pursuant to which the Company agreed to sublease to Subtenant approximately 112,088 rentable square feet of lab and office space (the “Premises”) in the building located at 740 Heinz Avenue, Berkeley, California.

The Sublease is subordinate to an Office/Laboratory Lease dated September 11, 2015 (as amended, the “Master Lease”) between Seventh Street Properties VII, LLC (the “Master Landlord”) and the Company. The Premises are to be delivered in stages. Accordingly, the term of the Sublease has or will commence in 2020 with respect to approximately 60,698 rentable square feet of the Premises. Another 36,980 rentable square feet is expected to be delivered in 2021. The remaining 14,410 rentable square feet of the Premises is expected to be delivered by September 15, 2022. The term of the Sublease will expire on December 31, 2029. Subtenant will pay the Company base rent during the term of $5.25 per rentable square foot per month, which amount will increase 3% per year starting June 1, 2021 and on each June 1st thereafter during the term. For the full term of the Sublease, Subtenant is obligated to pay the Company aggregate base rent of approximately $70.8 million. Under the terms of the Master Lease, the Company is required to pay the Master Landlord 50% of any amounts received by the Company under the Sublease that exceed amounts owed under the Master Lease, subject to a deduction of certain costs and expenses. In addition, Subtenant must pay its percentage share (based on the rentable square footage delivered) of operating expenses and taxes charged by the Master Landlord under the Master Lease, and a building services fee of $0.77 per rentable square foot delivered for the period from the commencement of the term of the Sublease through February 28, 2021.

The description of the terms and conditions of the Sublease set forth herein is not complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2020		Aduro Biotech, Inc.

	By:	/s/ Celeste Ferber
Name: Celeste Ferber
Title: SVP, General Counsel and Corporate Secretary